EXHIBIT 24.1

OMNIBUS POWER OF ATTORNEY

Pursuant to Registration Rights Agreements, dated as of November 15, 2006, by and among NCO Group, Inc. (which subsequently merged into Collect Holdings, Inc., with Collect Holdings, Inc. surviving the merger and changing its name to “NCO Group, Inc.” (the “Corporation”)), the subsidiaries of the Corporation listed as Guarantors and signatories thereto or thereafter added by joinder and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. (now J.P. Morgan Securities, LLC) and Bank of America Securities LLC (the “Registration Rights Agreements”), the Corporation and the Guarantors have agreed to file one or more registration statements (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the Corporation’s Floating Rate Senior Notes due 2013 (the “Senior Notes”) and 11.875% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), guaranteed by the Guarantors, for resale under the Securities Act.

The undersigned are directors, officers and/or other authorized persons of one or more of the Guarantors and desire to enter into this Power of Attorney to facilitate the filing of the Registration Statements and any amendments thereto.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald A. Rittenmeyer or John R. Schwab his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Registration Statements and any and all amendments, including pre-effective and  post-effective amendments thereto (and any additional Registration Statements related thereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments including post-effective amendments thereto)), to the Registration Statements, of the Corporation and Guarantors of which the undersigned is now or hereafter may become an officer, director or other authorized person, in any and all capacities (including, without limitation the capacities listed below), and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Corporation and the Guarantors to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.   Without limiting the generality of the foregoing,  amendments to the Registration Statements may make such changes in such Registration Statements as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 15th day of April, 2011, by the following persons:

[continued and to be signed on the next page]

Signatures	Title

Executive Vice President, Finance, Chief Financial Officer and Treasurer of NCO Group, Inc.

Director of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOP Financing, Inc.

Chief Financial Officer, Treasurer and Director of Assetcare, Inc., OSI Portfolio Services, Inc.

Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director of Compass International Services Corporation, Compass Teleservices, Inc., NCO ACI Holdings, Inc., NCO Customer Management, Inc., RMH Teleservices Asia Pacific, Inc., OSI Outsourcing Services International, Inc., OSI Outsourcing Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions, Inc., Qualink, Inc., Transworld Systems, Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, Systems & Services Technologies, Inc., Tempest Recovery Services, Inc., Total Debt Management, Inc.

Chief Executive Officer, President, Treasurer and Director of JDR Holdings, Inc.

President, Chief Financial Officer, Treasurer and Director of NCO Financial Systems, Inc.

Chief Executive Officer, President, Chief Financial Officer and Treasurer of NCO Support Services, LLC, NCO Teleservices, Inc., Coast to Coast Consulting, LLC, Greystone Business Group, LLC, Old OSI LLC, OSI SPE LLC, Pacific Software Consulting, LLC, PAE Leasing, LLC, University Accounting Service, LLC

/s/ John R. Schwab
John R. Schwab

Signatures	Title

/s/Ronald A. Rittenmeyer	President and Chief Executive Officer of NCO Group, Inc.
Ronald A. Rittenmeyer

Chairman of the Board of Directors of NCO Group, Inc., NCO Financial Systems, Inc.

Director of Compass International Services Corporation, Compass Teleservices, Inc., JDR Holdings, Inc., NCO ACI Holdings, Inc., NCO Customer Management, Inc., NCO Teleservices, Inc., RMH Teleservices Asia Pacific, Inc., OSI Outsourcing Services International, Inc., OSI Outsourcing Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions, Inc., Qualink, Inc., Transworld Systems, Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, Systems & Services Technologies, Inc., Tempest Recovery Services, Inc., Total Debt Management, Inc.

/s/ Michael J. Barrist
Michael J. Barrist

/s/Henry H. Briance	Director of NCO Group, Inc.
Henry H. Briance

/s/Colin M. Farmer	Director of NCO Group, Inc.
Colin M. Farmer

/s/Edward A. Kangas	Director of NCO Group, Inc.
Edward A. Kangas

/s/Thomas J. Kichler	Director of NCO Group, Inc.
Thomas J. Kichler

Signatures	Title

/s/Maria Albino	Treasurer and Director of FCA Leasing, Inc.
Maria Albino

Senior Vice President and Treasurer of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc.

/s/Brian H. Callahan
Brian H. Callahan

/s/Candace R. Corra	Director of NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc.
Candace R. Corra

/s/Robert DiSante	President and Director of FCA Leasing, Inc.
Robert DiSante

President and Director of AC Financial Services, Inc., FCA Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc.
/s/William C. Fischer	Chief Executive Officer, President and Director of ALW Financial, Inc.
William C. Fischer

Director of ALW Financial, Inc., Compass International Services Corporation, Compass Teleservices, Inc., JDR Holdings, Inc., NCO ACI Holdings, Inc., NCO Customer Management, Inc., NCO Financial Systems, Inc., NCO Teleservices, Inc., NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc., NCOP Services, Inc., RMH Teleservices Asia Pacific, Inc., OSI Outsourcing Services International, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions, Inc., Qualink, Inc., Transworld Systems, Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, Systems & Services Technologies, Inc., Tempest Recovery Services, Inc., Total Debt Management, Inc.

President and Director of Assetcare, Inc.

/s/Joshua Gindin
Joshua Gindin

Signatures	Title

Chief Financial Officer and Director of NCO Portfolio Management, Inc., NCOP Financing, Inc.

Treasurer (Chief Financial Officer) of NCOP IX, LLC, NCOP X, LLC, NCOP XI, LLC, NCOP XII, LLC

Treasurer (Chief Financial Officer) and Director of NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc.

Chief Financial Officer, Treasurer and Director of NCOP Services, Inc.

/s/Richard J. Palmer
Richard J. Palmer

/s/Irving Shapiro	Director of FCA Leasing, Inc.
Irving Shapiro

Director of AC Financial Services, Inc., FCA Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOP Financing, Inc.

/s/Peter J. Winnington
Peter J. Winnington

President and Director of NCO Portfolio Management, Inc., NCOP Financing, Inc.

President (Chief Executive Officer) of NCOP IX, LLC, NCOP X, LLC, NOCP XI, LLC, NCOP XII, LLC

President (Chief Executive Officer) and Director of NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc.

President, Chief Executive Officer and Director of NCOP Services, Inc., OSI Portfolio Services, Inc.

/s/Albert Zezulinski
Albert Zezulinski